                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 2, 2007


                                  ISRAMCO, INC.
               (Exact Name of Registrant as Specified in Charter)


             Delaware                                     13-3145265
 (State or other Jurisdiction of                    I.R.S. Employer Number
 Incorporation or Organization)


               11767 Katy Freeway Suite 711, Houston, Texas 77079
               (Address of Principal Executive Offices) (Zip Code)

                                  713-621-3882
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                EXPLANATORY NOTE


We are amending the Current Report on Form 8-K that we filed on March 8, 2007 to include the Financial Statements of Business Acquired and Pro Forma Financial Information set forth below under Item 9.01 Financial Statements and Exhibits.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS


(a) Financial Statements of Businesses Acquired.


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Shareholders
Isramco, Inc.
Houston, Texas


We have audited the accompanying statements of combined revenues and direct operating expenses of the oil and gas properties purchased by Isramco, Inc. from Five States Energy Company, L.L.C. ("Five States Properties") for the years ended December 31, 2006, 2005 and 2004. These financial statements are the responsibility of Isramco, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Isramco Inc.'s Form 8-K and are not intended to be a complete financial presentation of the properties described above.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the combined revenues and direct operating expenses of the oil and gas properties purchased by Isramco, Inc. in the Five States Properties for the periods described above, in conformity with accounting principles generally accepted in the United States.








Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
May 11, 2007


                                                     Isramco, Inc.
                             Statements of Combined Revenues and Direct Operating Expenses
                Of the Oil and Gas Properties Purchased by Isramco, Inc. in the Five States Properties

                                                                          For the Year Ended December 31,
                                                                      2006               2005                2004
                                                                  ------------        ------------       ------------

Revenues                                                          $ 22,362,552        $ 22,590,022       $ 16,080,225

Direct operating expenses                                            7,727,804           8,446,249          5,412,631
                                                                  ------------        ------------       ------------

Excess of revenues over direct operating expenses                 $ 14,634,748        $ 14,143,773       $ 10,667,594
                                                                  ============        ============       ============




                              The accompanying notes are an integral part of these financial statements.

                                  Isramco, Inc.
     Notes to Statements of Combined Revenues and Direct Operating Expenses
                   Of the Oil and Gas Properties Purchased by
                  Isramco, Inc. in the Five States Properties

(1)  The Properties

On March 2, 2007, Isramco, Inc. acquired 650 producing wells and related property and equipment located in North and West Texas from Five States Energy Company, L.L.C. The purchase price for the properties was $92.4 million with an effective date of October 1, 2006.

(2)  Basis of Presentation

During the periods presented, the Five States Properties were not accounted for or operated in accordance with generally accepted accounting principles. The entities accounted for their operations without capitalizing many of the costs that related to the full cost method of accounting for oil and gas properties and did not conduct any reserve studies nor calculate an amortization rate per equivalent unit of production. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

Revenues and direct operating expenses included in the Statements of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased by Isramco, Inc. in the Five States Properties represent Isramco's interest in the properties acquired for the periods prior to the respective closing dates and are presented on the accrual basis of accounting and in accordance with generally accepted accounting principles. Depreciation, depletion and amortization, interest, accretion of asset retirement obligation, general and administrative expenses and corporate income taxes have been excluded. The financial statements presented are not indicative of the results of operations of the acquired properties going forward due to changes in the business and inclusion of the above mentioned expenses.

(3)  Commitments and Contingencies

Isramco is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of revenues and direct operating expenses.

                      SUPPLEMENTAL OIL AND GAS INFORMATION
                                   (Unaudited)


Proved oil and gas reserve quantities are based on estimates prepared by the Company's engineers in accordance with guidelines established by the Securities and Exchange Commission (SEC).

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

All of the reserves are located in the United States.


The information for the reserves for the year ended December 31, 2006 is as follows:


                                      Gas                 Oil            Plant Products
                                     (MCF)              (Bbls)               (Bbls)
Proved and undeveloped reserves:

Balance, December 31, 2003         29,938,321           2,007,679           1,425,218
Production                         (2,059,195)           (123,207)             (5,540)
                                   ----------           ---------           ---------

Balance, December 31, 2004         27,879,126           1,884,472           1,419,679
Production                         (2,041,077)           (133,705)            (21,436)
                                   ----------           ---------           ---------

Balance, December 31, 2005         25,838,049           1,750,767           1,398,243
Production                         (1,762,311)           (124,912)           (117,443)
                                   ----------           ---------           ---------

Balance, December 31, 2006         24,075,738           1,625,855           1,280,800
                                   ==========           =========           =========

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS.

The standardized measure of discounted future net cash flows from the Company's estimated proved gas reserves is provided for the financial statement user as a common base for comparing oil and gas reserves of enterprises in the industry and may not represent the fair market value of the Company's oil and gas reserves or the present value of future cash flows of equivalent reserves due to various uncertainties inherent in making these estimates. Those factors include changes in oil and gas prices from year end prices used in the estimates, unanticipated changes in future production and development costs and other uncertainties in estimating quantities and present values of oil and gas reserves.

The following table presents the standardized measure of discounted future net cash flows from the ownership interest in proved oil and gas reserves for the year ended December 31, 2006. The standardized measure of future net cash flows for the year ended December 31, 2006 was calculated using the price received by the seller as of the end of the year. The average prices were $6.43 per mcf and $68.88 per barrel.

The resulting estimated future cash inflows are reduced by estimated future costs to produce the estimated proved reserves based on actual year-end operating cost levels. Future income taxes are based on year-end statutory rates, adjusted for any operating loss carry forwards and tax credits. The future cash flows are reduced to present value by applying a 10% discount rate.

The standardized measure of estimated discounted future cash flow is not intended to represent the replacement cost or fair market value of the oil and gas properties.

The information for the reserves as of December 31, 2006 is as follows (in thousands):


                                                                       2006



Future cash inflows                                                  $  320,852
Future production costs                                                 105,930
Future development costs                                                  2,115
                                                                     ----------
Future net cash flows before income taxes                               212,807
Future income tax                                                       (38,510)
                                                                     ----------
Future net cash flows                                                   174,297
Effect of discounting future annual net cash flows at 10%               (78,371)
                                                                     ----------
Discounted future net cash flow                                      $   95,926
                                                                     ==========


The following table sets forth the principal sources of change in discounted future net cash flows for the reserves for the year ended December 31, 2006 is as follows:


                                                                       2006


Beginning of the period                                               $ 109,656
Sales, net of production costs                                          (14,635)
Net change in prices and production costs                                (5,865)
Accretion of discount                                                    11,916
Change in income tax                                                      7,315
Net change in timing                                                    (12,461)
                                                                      ----------
End of period                                                         $  95,926
                                                                      =========

                                  Isramco, Inc.
               Unaudited Pro Forma Condensed Financial Statements

The following unaudited pro forma condensed financial statements and related notes are presented to show the pro forma effects of the acquisition of oil and gas properties from Five States on March 2, 2007.

The pro forma condensed statement of operations for the year ended December 31, 2006 that follows contain a column entitled "Five States Historical". This column contains only the revenue and direct operating expenses of the Five States Properties. During the period presented, the Five States Properties were not accounted for or operated in accordance with generally accepted accounting principles. Five States accounted for their operations without capitalizing many of the costs that related to the successful cost method of accounting as followed by Isramco and the Five States entities did not conduct any reserve studies nor calculated an amortization rate per equivalent unit of production. Also excluded are other expenses which include interest, accretion of retirement obligations, general and administrative expenses and corporate income taxes. This condensed pro forma statement of operations is not indicative of the results of operations of the acquired properties due to the exclusion of the above mentioned expenses.

The pro forma condensed statement of operations is presented to show income from continuing operations as if the Five States transactions occurred as of the beginning of the period presented. The pro forma condensed balance sheet is based on the assumption that the Five States transaction occurred effective December 31, 2006.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the Five States transaction occurred on the dates referenced above and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed financial statements should be read in conjunction with notes thereto, Isramco's Annual Report on Form 10-K for the year ended December 31, 2006 and the Statements of Combined Revenues and Direct Operating Expenses included herein.



                                                      Isramco, Inc.
                                  Unaudited Pro Forma Condensed Statement of Operations
                                          For The Year Ended December 31, 2006
                                                     (in thousands)

                                                    ISRAMCIO
                                                    HISTORICAL      FIVE STATES        ADJUSTMENTS                TOTAL
REVENUES:
Operator fees from related party                $        69         $      --           $      --           $        69
Oil and gas sales                                     2,167              22,363                --                25,530
Interest income                                         448                --                  --                   448
Office services to related parties                      480                --                  --                   480
Office services to others                               276                --                  --                   276
Gain on marketable securities                         1,177                --                  --                 1,177
Equity in net gain of investees                       2,570                --                  --                 2,570
Compensation for legal settlement                     2,536
Gain from swap transactions                           2,604
Other income                                             39                --                  --                 5,179
                                                -----------         -----------         -----------         -----------
TOTAL REVENUES                                       12,366              22,363                --                34,729

EXPENSES:
Interest expense                                        294                --                 7,059    (a)        7,353
Accretion expenses                                       71                --                   128    (c)          199
Depreciation, depletion and amortization                455                --                 5,956    (b)        6,411
Lease operating expenses and severance
  taxes                                               1,119               7,728                --                 8,847
Exploration costs                                       125                --                  --                   125
Operator expense                                        330                --                  --                   330
General and administrative
  To related parties                                    227                --                  --                   227
  To others                                           1,782                --                   213     (d)       1,995
Impairment of oil and gas assets                        668                --                  --                   668
                                                -----------         -----------         -----------         -----------
TOTAL EXPENSES                                        5,071               7,728              13,356              26,155

INCOME (LOSS) FROM CONTINUING OPERATIONS
  BEFORE TAXES                                        7,295              14,635             (13,356)              8,574

Income taxes                                           (726)               --                  (371)    (i)      (1,097)
                                                -----------         -----------         -----------         -----------
Income (loss) from continuing operations              6,569              14,635             (13,727)              7,477
Loss on discontinued operations                      (3,111)               --                  --                (3,111)
Gain from disposal of discontinued
  operation                                             384                --                  --                   384
                                                -----------         -----------         -----------         -----------
NET INCOME                                      $     3,842         $    14,635         $   (13,727)        $     4,750

EARNINGS PER SHARE - BASIC AND DILUTED
Continuing operations                           $      2.42                                                 $      2.75
Discontinued operations                               (1.01)                                                      (1.01)
                                                -----------                                                 -----------
Total                                           $      1.41                                                 $      1.74
                                                ===========                                                 ===========

WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING - BASIC AND DILUTED                 2,717,691                                                  2,717,691
                                                ===========                                                 ===========

                          See notes to the unaudited pro forma condensed financial statements.

                                              Isramco, Inc.
                               Unaudited Pro Forma Condensed Balance Sheet
                                         As of December 31, 2006
                                             (in thousands)

                                                                   FIVE STATES
                                                    ISRAMCO         PRO FORMA
                                                   HISTORICAL       ADJUSTMENTS                 TOTAL
CURRENT ASSETS
Cash and cash equivalents                         $     573         $  84,300     (e)         $     273
                                                                      (85,300)    (g)
                                                                          700     (h)
Restricted cash                                      17,000           (17,000)    (g)              --
Marketable securities, at market                      3,130            (1,200)    (f)             1,930
Accounts receivable                                     403              --                         403
Prepaid expenses and other current assets             5,057            (3,000)                    2,057
Accounts receivable - sale of Magic 1                 2,150              --                       2,150
                                                  ---------         ---------                 ---------
TOTAL CURRENT ASSETS                                 28,313           (21,500)                    6,813

Property and equipment, net                          12,537            90,790     (g)           103,327
Marketable securities, at market                      5,759              --                       5,759
Investment in affiliates                             15,302              --                      15,302
Other assets                                            162              --                         162
                                                  ---------         ---------                 ---------
TOTAL ASSETS                                      $  62,073         $  69,290                 $ 131,363
                                                  =========         =========                 =========

CURRENT LIABILITIES
Accounts payable and accrued expenses             $   5,050         $    --                   $   5,050
Bank loans                                              347              --                         347
Short term loan from related party                   17,164             7,000     (e)             7,164
                                                                      (17,000)    (e)
                                                  ---------         ---------                 ---------
TOTAL CURRENT LIABILITIES                            22,561           (10,000)                   12,561
                                                  ---------         ---------                 ---------

Long-term bank loan                                    --              35,300     (e)            35,300
Long-term loans from related party                     --              42,000     (e)            42,000
Asset retirement obligations                            356             1,290     (g)             1,646
Deferred income taxes                                 4,412                                       4,412
                                                  ---------         ---------                 ---------
TOTAL LONG-TERM LIABILITIES                           4,768            78,590                    83,358
                                                  ---------         ---------                 ---------
TOTAL LIABILITIES                                    27,329            68,590                    95,919
                                                  ---------         ---------                 ---------
SHAREHOLDERS' EQUITY
Common stock                                             27              --                          27
Additional paid-in capital                           26,240              --                      26,240
Retained earnings                                     5,399               700     (h)             6,099
Accumulated other comprehensive income                3,242              --                       3,242
Treasury stock                                         (164)             --                       (164)
                                                  ---------         ---------                 ---------
TOTAL SHAREHOLDERS' EQUITY                           34,744               700                    35,444
                                                  ---------         ---------                 ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $  62,073         $  69,290                 $ 131,363
                                                  =========         =========                 =========


                  See notes to the unaudited pro forma condensed financial statements.

                                  Isramco Inc.
           Notes to Unaudited Pro Forma Condensed Financial Statements


(1)  BASIS OF PRESENTATION

The unaudited pro forma statement of operations for the year ended December 31, 2006, is based on the audited financial statements of Isramco for the year ended December 31, 2006, the audited statement of combined revenues and direct operating expenses for the Five States Properties for the year ended December 31, 2006, the adjustments and assumptions described below and the Form 8-K on the Five States Acquisition filed on March 8, 2007.

The closing on March 2, 2007 contemplated an aggregate purchase price of $92 million, subject to adjustment. The purchase price was funded $7.7 million from working capital and the balance from a combination of commercial bank loans and loans from related parties. Isramco obtained a $35.3 million credit line from Wells Fargo. Amounts outstanding under the credit line are payable by March 1, 2011. Interest on amounts outstanding accrue at a per annum rate equal to London Inter-bank Offered Rate ("LIBOR") plus 2%.

Isramco obtained loans in the total principal amount of $42 million from Naphtha Israel Petroleum Corp. Ltd., the parent company (including through its wholly owned subsidiary IOC-Israel Oil Company Ltd) as follows:

        o $18.5 million. The outstanding principal amount of the loan accrues interest at per annum rate equal to the LIBOR plus 5.5%, not to exceed 11% per annum. Interest is payable at the end of each loan year. Principal plus any accrued and unpaid interest are due and payable on February 26, 2014.

        o $12 million, repayable at the end of five years. Interest accrues at a per annum rate of LIBOR plus 6%.

        o $11.5 million, repayable at the end of seven years. Interest accrues at a per annum rate of LIBOR plus 6%.

Isramco also obtained a loan from J.O.E.L Jerusalem Oil Exploration Ltd, a related party, in the principal amount of $7 million, repayable on May 26, 2007. Interest accrues at a per annum rate of 5.36%.

Additionally, Isramco paid $300,000 as a fee to a third party that originated the transaction with Five States. After payout (as defined in the agreement with the third party), Isramco will assign direct ownership interests equal to 3.75% of the interests acquired by Isramco.

(2)  PRO FORMA ADJUSTMENTS:

The unaudited pro forma statements reflect the following adjustments:

(a) Record incremental financing expenses resulting from loans obtained by Isramco from the bank and related parties.
(b) Record incremental depreciation, depletion, amortization expenses using the depletion of the wells based on engineering report.
(c) Record accretion expenses due to increase in asset retirement obligations.
(d) Record expected increase in general and administrative expense as a result of the purchase.
(e) Record the loans and fees associated with the bank and related party loans. Includes the payoff of $17 million bridge loan obtained in November 2006.
(f) Record sale of $1.2 million on marketable securities. Proceeds used to pay for the purchase.
(g) Record the purchase price and related purchase price adjustments from the acquisition of the Five States Properties. Purchase price was adjusted for approximately $2.8 million of activity from effective date of purchase (October 1, 2006) to the closing date. Purchase price adjustments are subject to further review, post-closing adjustments and audit.
(h) Reflect impact of cash flow from operations generated during 2007 that was used for the acquisition.
(i)     Record income tax effects of operations from purchase.

                                  Isramco Inc.
                 Pro Forma Supplemental Oil and Gas Disclosures
                                   (Unaudited)

The following table sets forth certain unaudited pro forma information concerning Isramco's proved oil and gas reserves at December 31, 2006 giving effect to the Five States Properties as if it had occurred as of the beginning of 2006. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.


All of the reserves are located in the United States.

Proved and undeveloped reserves:

                                               OIL RESERVES OIL (MBBLS)
                                      ------------------------------------------
                                      ISRAMCO        FIVE STATES      PRO FORMA
                                      -------        -----------      ---------

Balance, December 31, 2005            105,368        1,750,767       1,856,135
Production                            (13,464)        (124,912)       (138,376)
Revisions of previous estimates        24,071             --            24,071
                                      -------        ---------       ---------
Balance, December 31, 2006            115,975        1,625,855       1,741,830
                                      =======        =========       =========




                                                 GAS RESERVES OIL (MCF)
                                      -----------------------------------------
                                      ISRAMCO         FIVE STATES     PRO FORMA
                                      -------         -----------     ---------

Balance, December 31, 2005           1,644,700        25,838,049      27,482,749
Production                             (59,066)       (1,762,311)     (1,821,377
Revisions of previous estimates       (213,634)                        (213,634)
                                     ---------        ----------      ----------
Balance, December 31, 2006           1,372,000        24,075,738      25,447,738
                                     =========        ==========      ==========

The standardized measure of discounted future net cash flows from the Company's estimated proved gas reserves is provided for the financial statement user as a common base for comparing oil and gas reserves of enterprises in the industry and may not represent the fair market value of the Company's oil and gas reserves or the present value of future cash flows of equivalent reserves due to various uncertainties inherent in making these estimates. Those factors include changes in oil and gas prices from year end prices used in the estimates, unanticipated changes in future production and development costs and other uncertainties in estimating quantities and present values of oil and gas reserves.

The following table presents the standardized measure of discounted future net cash flows from the ownership interest in proved oil and gas reserves as December 31, 2006. The standardized measure of future net cash flows as of December 31, 2006 is calculated using the price received by the seller as of the end of the year. The prices for Five States were $6.43 per mcf and $68.88 per barrel at December 31, 2006.

The resulting estimated future cash inflows are reduced by estimated future costs to produce the estimated proved reserves based on actual year-end operating cost levels. Future income taxes are based on year-end statutory rates, adjusted for any operating loss carryforwards and tax credits. The future cash flows are reduced to present value by applying a 10% discount rate.

                                                                           YEAR ENDED DECEMBER 31, 2006
                                                                   ISRAMCO        FIVE STATES       PRO FORMA
                                                                   -------        -----------       ---------

                                                                                (IN THOUSANDS)
Future cash inflows                                              $  18,208         $ 320,852         $ 339,060
Future production costs                                               (866)         (105,930)         (106,796)
Future development costs                                            (7,170)           (2,115)           (9,285)
Future net cash flows before income taxes                           10,172           212,807           222,979
Future income tax                                                   (2,976)          (38,510)          (41,486)
Future net cash flows                                                7,196           174,297           181,493
Effect of discounting future annual net cash flows at 10%           (2,875)          (78,371)          (81,246)
                                                                 ---------         ---------         ---------
Discounted future net cash flow                                  $   4,321         $  95,926         $ 100,247
                                                                 =========         =========         =========



Beginning of the year                                            $   7,488         $ 109,656         $ 117,144
Sales, net of production costs                                      (1,048)          (14,635)          (15,683)
Net change in prices and production costs                           (5,629)           (5,865)          (11,494)
Change in income tax                                                 4,961             7,315            12,276
Acquisition of minerals in place                                       993              --                 993
Revision of previous estimates                                      (1,716)             --              (1,716)
Change in discount                                                   1,395            11,916            13,311
Change in production rate and other                                 (2,123)          (12,461)          (14,584)
                                                                 ---------         ---------         ---------
End of year                                                      $   4,321         $  95,926         $ 100,247
                                                                 =========         =========         =========

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                  ISRAMCO INC.

DATE: May 15, 2007                By: /s/ Haim Tsuff
                                     --------------------------------
                                     Haim Tsuff
                                     Chairman and Chief Executive Officer